Exhibit 99.1

FOR IMMEDIATE RELEASE

LEUCADIA NATIONAL CORPORATION AND JEFFERIES GROUP, INC. TO MERGE

Strategic Combination, With Over $9 Billion

In Shareholders’ Equity, Supports Long-Term Value Creation

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Leucadia, with its 35-year track record as one of the world’s leading long-term investors, will continue to acquire and own businesses and investments that will leverage the knowledge base, opportunity flow and execution capabilities of both the Leucadia and Jefferies management teams and operating businesses. Leucadia’s existing businesses and investments have strong inherent value-creation potential.

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Jefferies will continue its over 50-year focus in investment banking and the capital markets, and continue to maintain a highly liquid, client-focused balance sheet. Jefferies has grown rapidly over the past two decades and is well-positioned to continue this growth with Leucadia’s support. As a subsidiary of Leucadia, Jefferies will have greater balance sheet resilience and flexibility to guard against, and take advantage of, market dislocations and opportunities. Jefferies currently pays substantial Federal income taxes and thus its expected ongoing pre-tax earnings will materially accelerate utilization of Leucadia’s net operating losses, creating incremental value for all shareholders.

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Combined company will be well-positioned to capitalize on Leucadia’s investment expertise and Jefferies’ investment banking and capital markets platform, including opportunities for enhanced growth, diversification and profitability that are expected to result from the combined management structure and increased business interaction.

NEW YORK, NEW YORK, NOVEMBER 12, 2012 – Leucadia National Corporation (NYSE: LUK) and Jefferies Group, Inc. (NYSE: JEF) today announced that the Boards of Directors of both companies have approved a definitive merger agreement under which Jefferies’ shareholders (other than Leucadia, which currently owns approximately 28.6% of the Jefferies outstanding shares) will receive 0.81 of a share of Leucadia common stock for each share of Jefferies common stock they hold. This exchange is intended to be tax-free to Jefferies’ shareholders. The merger, which is expected to close during the first quarter of 2013, is subject to customary closing conditions, including approval to effect the merger by both Leucadia and Jefferies shareholders. In order to avert the possibility that the transaction would result in the application of tax law limitations to the use of certain of Leucadia’s tax attributes, the merger agreement limits the amount of Leucadia shares that can be issued to certain persons that would otherwise become holders of 5% of the combined Leucadia’s common shares by reason of the merger.

Concurrently with the execution of the merger agreement, Leucadia, Richard Handler, Chief Executive Officer and Chairman of Jefferies, and Brian Friedman, Chairman of the Executive Committee of Jefferies and one of its Directors, have each agreed pursuant to separate voting agreements, among other things, to vote their respective shares in favor of the transaction; and Ian Cumming, Leucadia’s Chief Executive Officer and Chairman, and Joseph Steinberg, Leucadia’s President and one of its Directors, have each agreed pursuant to separate voting agreements, among other things, to vote their respective shares in favor of the transaction. These voting agreements represent approximately 18.3% and 31.5% of the outstanding shares of Leucadia and Jefferies, respectively.

Upon the closing of the merger, Mr. Handler will become the Chief Executive Officer of Leucadia, as well as one of its Directors, and also remain Jefferies’ Chief Executive Officer and Chairman; Mr. Friedman will become Leucadia’s President and one of its Directors, and also remain Chairman of the Executive Committee of Jefferies; and Mr. Steinberg will become Chairman of the Board of Leucadia and will continue to work full time as an executive of Leucadia. Mr. Cumming will retire as Chairman of the Board and Chief Executive Officer of Leucadia upon the closing of the transaction and remain a Leucadia Director. The other Leucadia officers will continue in their present positions. In addition, upon the closing of the transaction, the four independent members of the Board of Directors of Jefferies also will join the Leucadia Board of Directors; the size of the Leucadia Board of Directors will be increased to fourteen.

Leucadia will continue to operate in its current form, except that the merger agreement contemplates that Leucadia’s Crimson Wine Group, with a book value of $197 million, will be spun out in a distribution that is intended to be tax-free to current Leucadia shareholders prior to the completion of the merger.

Jefferies, which will be the largest business of Leucadia, will continue to operate as a full-service global investment banking firm in its current form. Jefferies will retain a credit rating that is separate from Leucadia’s. Jefferies’ existing long-term debt will remain outstanding and Jefferies intends to remain an SEC reporting company, regularly filing annual, quarterly, and periodic financial reports.

Following the transaction, 35.3% of Leucadia’s common stock will be owned by Jefferies’ shareholders (excluding the Jefferies shares owned today by Leucadia and including Jefferies vested restricted stock units). Leucadia’s Board of Directors has approved a new share repurchase program authorizing the repurchase from time to time of up to an aggregate of 25 million Leucadia common shares, inclusive of prior authorizations. Leucadia’s Board also has indicated its intention to continue to pay dividends at the annual rate of $0.25 per common share, but on a quarterly basis following the merger.

Mr. Cumming observed: “Joe and I have been partners for 34 years. He will be Chairman of the Board of the combined enterprise. His role as Chairman of the Board, along with other Leucadia and Jefferies Directors, will ensure continuity and propel our continued success. Rich and Brian managing the company will bring to fruition the abundant and profitable opportunities that will be realized by this merger. My relationship with Rich and Brian, both as advisors and, more recently, as business partners and Jefferies Directors, showed me they can manage Leucadia profitably long into the future. Their ability to manage and grow Jefferies through the elongated financial bubble, successfully navigate the crises that followed where others could not, and protect the firm from the attacks based on false information exactly one year ago with deftness and grace, should comfort all!”

Mr. Steinberg stated: “I am absolutely thrilled that Rich and Brian will be joining me as we move forward with our combined company. Ian and I have enjoyed working together for 34 years. He invited me into Leucadia and to be his partner. I am forever grateful for that opportunity. Our partnership produced great returns for shareholders and we have had a lot of fun. I expect that Rich and Brian will continue on the same track and intend to help in every way.”

Mr. Handler stated: “Having known Joe and Ian for over two decades, this transaction represents the realization of a personal dream for me. Brian and I look forward to leading Leucadia, while continuing to serve as the hands-on management of Jefferies, which will become Leucadia’s largest operating company. This merger will allow us to continue to create long-term value for all of our clients, shareholders, employee-partners and bondholders. I am honored with the trust and confidence Ian and Joe are demonstrating by allowing us to carry on their life’s work.”

Mr. Friedman said: “This merger will allow us to operate from a position of even greater strength, take advantage of opportunities that arise in and around the business of Jefferies, and continue Leucadia’s longstanding practice of smart value acquisitions and investments. Our substantial combined equity base, ample liquidity and long-term focus will all support meaningful long-term value creation for Leucadia and Jefferies’ shareholders. We also view with great enthusiasm the opportunity to work with Leucadia management, who have been instrumental in helping Ian and Joe achieve Leucadia’s exceptional track record, as well as the management teams of each of the companies in which Leucadia is invested.”

Jefferies & Company, Inc. acted as financial advisors to Jefferies. Citigroup Global Markets Inc. acted as financial advisors and provided a fairness opinion to the Transaction Committee of the Jefferies Board of Directors (“Transaction Committee”), and J.P. Morgan acted as financial advisors to Jefferies. Morgan, Lewis & Bockius acted as legal advisors to Jefferies, and Wachtell, Lipton, Rosen & Katz acted as legal advisors to the Transaction Committee. Rothschild acted as financial advisors to Leucadia, and UBS Investment Bank acted as financial advisors and provided a fairness opinion to the Leucadia Board of Directors. Weil Gotshal & Manges acted as legal advisors to Leucadia, and Proskauer Rose LLP acted as legal advisors to the Leucadia Board of Directors.

Conference Call

A conference call is scheduled for November 12, 2012, at 9:00 a.m. to discuss the transaction. Investors and securities industry professionals may access the management discussion by calling (877) 710-9938 or (702) 928-7183. A one-week replay of the call will also be available at (855) 859-2056 or (404) 537-3406 (conference ID #70517742). Presentation slides will be used during this call and can be accessed at the Leucadia website (www.leucadia.com) and Jefferies website (www.jefferies.com).

About Jefferies

Jefferies Group, Inc. (NYSE: JEF) is a global investment banking firm focused on serving clients for over 50 years. The firm is a leader in providing insight, expertise and execution to investors, companies and governments, and provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and commodities, in the U.S., Europe and Asia.

About Leucadia

Leucadia National Corporation (NYSE: LUK) is a diversified holding company engaged through its consolidated subsidiaries in a variety of businesses, including beef processing, manufacturing, gaming entertainment, real estate activities, medical product development and winery operations. Leucadia also has a significant equity interest in Jefferies Group, Inc., and owns equity interests in operating businesses including a commercial mortgage origination and servicing business.

Important Information for Investors and Shareholders

Leucadia National Corporation (Leucadia) plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction, and Leucadia and Jefferies Group, Inc. (Jefferies) plan to file with the SEC and mail to their respective shareholders a Joint Proxy/Prospectus in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT LEUCADIA, JEFFERIES, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC by Leucadia and Jefferies through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy/Prospectus by phone, e-mail or written request by contacting the investor relations department of Jefferies or Leucadia at the following:

Jefferies

520 Madison Avenue, New York, NY 10022

Attn: Investor Relations

203-708-5975

info@jefferies.com

Leucadia

315 Park Avenue South Address, New York, NY 10010

Attn: Investor Relations

212-460-1900

Participants in the Solicitation

Leucadia and Jefferies, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding Leucadia’s directors and executive officers is contained in Leucadia’s proxy statement dated April 13, 2012, which has been filed with the SEC. Information regarding Jefferies’ directors and executive officers is contained in Jefferies’ proxy statement dated March 28, 2012, which is filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about Jefferies’ and Leucadia’s future and statements that are not historical facts. These forward looking statements are usually preceded by the words “expect,” “intend,” “may,” “will,” or similar expressions. All information and estimates relating to the merger of Leucadia and Jefferies and the combination of those businesses constitute forward looking statements. Forward looking statements may contain expectations regarding post-merger activities and financial strength, operations, synergies, and other results, and may include statements of future performance, plans, and objectives. Forward looking statements also include statements pertaining to Leucadia and Jefferies strategies for future development of our businesses, the payment by Leucadia of quarterly dividends, the spin off of Leucadia’s Crimson Wine Group, and Leucadia’s ability to utilize certain of its tax attributes. Forward looking statements represent only Leucadia’s and Jefferies’ beliefs regarding future events, many of which by their nature are inherently uncertain or subject to change. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in Leucadia’s and Jefferies’ forward looking statements is contained in reports that are filed and will be filed with the SEC. You should read and interpret any forward looking statement together with such reports.

For further information, please contact:

Peregrine Broadbent

Chief Financial Officer

Jefferies Group, Inc.

(212) 284-2338

or

Laura Ulbrandt

AVP and Corporate Secretary

Leucadia National Corporation

(212) 460-1900